Exhibit 99.1

GXO Announces Completion of UK Regulatory Review of Wincanton Acquisition and Raises Full-year 2025 Guidance

GREENWICH, Conn., June 19, 2025 – GXO Logistics, Inc. (NYSE: GXO), the world’s largest pure-play contract logistics provider, today announced that the UK Competition and Markets Authority (CMA) has cleared GXO’s acquisition of Wincanton subject to the divestment of a small number of Wincanton grocery contracts in the UK, and that integration will be permitted with the vast majority of the Wincanton business once certain administrative conditions are met. The company also announced today that it is raising full-year guidance on organic revenue growth, adjusted EBITDA and adjusted diluted EPS.

Malcolm Wilson, chief executive officer of GXO, said, “We are pleased to have the UK regulatory review concluded and are excited to bring the two businesses together. The combination of GXO and Wincanton will enhance GXO’s offering for customers across the UK and Ireland and bring presence in strategic verticals that will serve as a springboard for growth. We are well positioned to move forward swiftly and look forward to welcoming the Wincanton team to GXO.”

Integration is expected to commence in the third quarter and the teams are permitted to collaborate on specified ongoing aerospace and defense tenders in the UK effective immediately. No further regulatory reviews are required.

Updated Full-Year 2025 Guidance

“Across our operations, we are seeing better than expected volumes and accelerated productivity gains in existing operations and new start-ups,” added Wilson. “Coupled with greater clarity on the timing of synergy benefits from the Wincanton acquisition, we are pleased to raise our full-year guidance, reflecting the resilience and visibility of our model and our diversification across geographies and verticals.”

Updated full-year 2025 guidance1 includes expected synergies of the Wincanton acquisition which remains subject to integration commencing in the third quarter:

•	Organic revenue growth[2] of 3.5% to 6.5% (up from 3% to 6%);
•	Adjusted EBITDA[2] of $860 million to $880 million (up from $840 million to $860 million);
•	Adjusted diluted EPS[2] of $2.43 to $2.63 (up from $2.40 to $2.60); and
•	Adjusted EBITDA to free cash flow conversion[2] of 25% to 35% (unchanged).

About GXO

GXO Logistics, Inc. (NYSE: GXO) is the world’s largest pure-play contract logistics provider and is positioned to capitalize on the rapid growth of ecommerce, automation and outsourcing. GXO has more than 150,000 team members across more than 1,000 facilities totaling more than 200 million square feet. The company serves the world’s leading blue-chip companies to solve complex logistics challenges with technologically advanced supply chain and ecommerce solutions, at scale and with speed. GXO corporate headquarters is in Greenwich, Connecticut. Visit GXO.com for more information and connect with GXO on LinkedIn, X, Facebook, Instagram and YouTube.

1 Our guidance reflects current FX rates.

2 For definitions of non-GAAP measures see the “Non-GAAP Financial Measures” section in this press release.

Non-GAAP Financial Measures

GXO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted earnings per share (diluted) (“adjusted EPS”), free cash flow conversion and organic revenue growth.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA and adjusted EPS include adjustments for transaction and integration costs, regulatory matters and litigation expenses as well as restructuring costs and other adjustments. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities), and certain costs related to integrating and separating IT systems. Regulatory matters and litigation expenses primarily relate to the settlement of ongoing regulatory and legal matters. Restructuring costs primarily relate to severance costs associated with business optimization initiatives.

We believe that adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest expense), asset base (depreciation and amortization), tax impacts and other adjustments, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

We believe that organic revenue growth is an important measure because it excludes the impact of revenue from acquired businesses and foreign currency exchange rate fluctuations.

We believe that adjusted EPS improves the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of intangible assets acquired.

We believe that free cash flow conversion is an important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage.

Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance.

With respect to our financial targets for full-year 2025 organic revenue growth, adjusted EBITDA, adjusted diluted EPS, and free cash flow conversion, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows prepared in accordance with GAAP, that would be required to produce such a reconciliation.

Forward looking statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full-year 2025 guidance of organic revenue growth, adjusted EBITDA, adjusted diluted EPS and free cash flow conversion. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage its subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize its employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of our operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Media contact

Matthew Schmidt

+1 203-307-2809

matt.schmidt@gxo.com

Investor contact

Kristine Kubacki, CFA

+1 203-769-7206

kristine.kubacki@gxo.com